UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2011

Ultratech, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-22248	94-3169580
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3050 Zanker Road, San Jose, California		95134
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (408) 321-8835

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02        Departure of Directors or Certain Officers; Election of Directors: Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

1993 Stock Option/Stock Issuance Plan Amendment

On July 19, 2011, the stockholders of Ultratech, Inc. (the “Company”) approved amendments to the Company’s 1993 Stock Option/Stock Issuance Plan (the “1993 Plan”). The amendments, which were adopted by the Company’s Board of Directors on May 31, 2011, effective as of their approval by the Company’s stockholders, increase the share reserve, alter share-counting procedures, make changes to the non-employee director automatic grant program and enable the grant of performance-based awards under the plan.

The foregoing description is qualified in its entirety by reference to the text of the amended version of the 1993 Plan, which is filed as Exhibit 10.1 hereto, and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders

The following proposals were voted upon by our stockholders at our Annual Meeting of Stockholders held on July 19, 2011. Depending on the proposal, up to approximately 93% of the Company’s outstanding shares were voted or represented at the meeting in person or by proxy. The total number of shares outstanding as of the May 20, 2011 record date was 25,567,952.

1.	The following persons were elected as members of our Board of Directors to serve for a term ending upon the 2012 Annual Meeting of Stockholders or until their successors are elected and qualified.

	Votes for	Votes withheld	Abstentions	Broker Non-Votes
Arthur W. Zafiropoulo	16,341,821	5,069,295	0	2,404,276
Joel F. Gemunder	14,786,285	6,624,831	0	2,404,276
Nicholas Konidaris	13,984,924	7,426,192	0	2,404,276
Dennis R. Raney	16,336,205	5,074,911	0	2,404,276
Henri Richard	14,781,940	6,629,176	0	2,404,276
Rick Timmins	14,785,580	6,625,536	0	2,404,276
Ben Tsai	14,786,618	6,624,498	0	2,404,276

Each of the nominees for director received the affirmative vote of both more than a majority of the outstanding shares and a majority of the shares present and voting at the meeting (exclusive of broker non-votes), and in particular, the percentage of the outstanding shares voted “for” each nominee is as follows:

Nominee	% of Shares Voting	% of Outstanding
Arthur W. Zafiropoulo	76.3%	63.9%
Joel F. Gemunder	69.1%	57.8%
Nicholas Konidaris	65.3%	54.7%
Dennis R. Raney	76.3%	63.9%
Henri Richard	69.0%	57.8%
Rick Timmins	69.1%	57.8%
Ben Tsai	69.1%	57.8%

Arthur W. Zafiropoulo founded Ultratech in September 1992 to acquire certain assets and liabilities of the Ultratech Stepper Division (the “Predecessor”) of General Signal Technology Corporation (“General Signal”) and, since March 1993, has served as Chief Executive Officer and Chairman of the Board of Directors. Additionally, Mr. Zafiropoulo served as President of Ultratech from March 1993 to March 1996, from May 1997 until April 1999 and from April 2001 to January 2004. Since October 2006, he resumed the responsibilities of President and Chief Operating Officer. Between September 1990 and March 1993, he was President of the Predecessor. From February 1989 to September 1990, Mr. Zafiropoulo was President of General Signal’s Semiconductor Equipment Group International, a semiconductor equipment company. From August 1980 to February 1989, Mr. Zafiropoulo was President and Chief Executive Officer of Drytek, Inc., a plasma dry-etch company that he founded in August 1980, and which was later sold to General Signal in 1986. From July 1987 to September 1989, Mr. Zafiropoulo was also President of Kayex, a semiconductor equipment manufacturer, which was a unit of General Signal. From July 2001 to July 2002, Mr. Zafiropoulo served as Vice Chairman of Semiconductor Equipment and Materials International (“SEMI”), an international trade association representing the semiconductor, flat panel display equipment and materials industry. From July 2002 to June 2003, Mr. Zafiropoulo served as Chairman of SEMI, and Mr. Zafiropoulo has been on the board of directors of SEMI since July 1995. In December 2007, Mr. Zafiropoulo was elected as Director Emeritus of SEMI. Among other qualifications, Mr. Zafiropoulo brings extensive knowledge of and experience in the semiconductor and semiconductor capital equipment industries and businesses and his deep personal knowledge and commitment to the Company as the Company’s founder and Chief Executive Officer, as well as his personal leadership and management skills, to the Company’s Board of Directors.

Joel F. Gemunder has been a director of the Company since October 1997. Mr. Gemunder was President and a member of the board of directors of Omnicare, Inc., a pharmacy services provider, between 1981 and July 2010, and was Chief Executive Officer of Omnicare between 2001 and July 2010. Mr. Gemunder has also served as a member of the board of directors of Chemed Corporation since 1997, a company operating in two segments: VITAS Group and the Roto-Rooter Group. VITAS offers hospice services for patients with severe and life-limiting illnesses. Roto-Rooter operates in the sewer, drain and pipe cleaning, HVAC services and plumbing repair business and the HVAC and appliance repair and maintenance business. Among other things, Mr. Gemunder brings extensive experience as a public company chief executive officer and board member, as well as a valuable and different perspective due to his experience outside high-technology industries, to the Company’s Board of Directors.

Nicholas Konidaris has served as a director of the Company since July 2000. Mr. Konidaris has served as President, Chief Executive Officer and as a director of Electro Scientific Industries, Inc., a global supplier of manufacturing equipment to increase productivity for customers in the semiconductor, passive components and electronic equipment markets, since January 2004. From July 1999 to January 2004, Mr. Konidaris served as President and Chief Executive Officer of Advantest America, Corp., a holding company of Advantest America, Inc., which is a manufacturer of testers and handlers. From July 1997 to January 2004, Mr. Konidaris also served as Chairman of the Board, President and Chief Executive Officer of Advantest America, Inc. Mr. Konidaris has served on the board of directors of Omniguide, Inc. since 2006, and serves as a member of its audit committee. Mr. Konidaris also served as a member of the board of directors of AISI, Inc. from 2008 to 2010. Among other things, Mr. Konidaris brings his extensive experience as a public company chief executive officer and board member in the semiconductor and semiconductor equipment industry to the Company’s Board of Directors.

Dennis R. Raney has served as a director of the Company since April 2003. Mr. Raney has served as Managing Director of PrimeMark Advisors, a real estate consulting firm, since November 2008.

Mr. Raney served as Principal of Liberty-Greenfield, LLP, a company that advised clients on real estate issues that have significant financial or operational consequences to their business, from May 2005 until the company was wound up in November 2008. Mr. Raney served as Chief Financial Officer of eONE Global, LP, a company that identifies, develops and operates emerging electronic payment systems and related technologies that address e-commerce challenges, from July 2001 to June 2003. From March 1998 to July 2001, Mr. Raney served as Chief Financial Officer and Executive Vice President of Novell, Inc., a producer of network software. From January 1997 to December 1997, Mr. Raney served as Chief Financial Officer and Executive Vice President of QAD, Inc., a provider of enterprise resource planning software. Mr. Raney served as the chief financial officer of Bristol Myers Squibb Pharmaceutical Group from October 1993 to January 1996. Mr. Raney also served as a director of EasyLink Services Corporation (“EasyLink”), a provider of information exchange services, from March 2003 until August 2007, and served as chair of the audit committee of EasyLink’s board of directors from June 2004 until August 2007. In addition, between February 2004 and October 2008 when it was acquired by DG Fast Channel, Mr. Raney served as a director of Enliven Corporation (formerly ViewPoint Corporation), a provider of visual application development, content assembly and delivery technology, and as chair of the audit committee of Enliven’s board of directors. Mr. Raney served as a director, and as chair of the audit committee of the board of directors, of Infiniti Solutions, a provider of semiconductor testing, assembly and prototyping services, between July 2004 and September 2008. Mr. Raney served as a director of Equinix, a provider of data center and internet exchange services from April 2003 to June 2005, and served as chair of the audit committee of Equinix’s board of directors during that time. From July 2002 to June 2003, Mr. Raney served as a director of ProBusiness Services, Inc., which was acquired by Automatic Data Processing, Inc. in June 2003. Mr. Raney also served as a director and audit committee member of Redleaf, Inc., a technology operating company that provides services and capital for pre-seed state technology companies, from April 1999 to June 2003. Mr. Raney previously served as a director and audit committee member of W.R. Hambrecht & Company, an investment banking firm, from March 1999 to July 2001 and served as a director and audit committee member of ADAC Laboratories, a company that designs, develops, manufactures, sells and services electronic medical imaging and information systems, from March 1999 to March 2001. Mr. Raney holds a B.S. degree in chemical engineering from the South Dakota School of Mines & Technology and an MBA from the University of Chicago. Among other things, Mr. Raney brings extensive finance experience in both high-technology and other industries as well as related international experience, including extensive board and audit committee service and service as a public company chief financial officer, to the Company’s Board of Directors.

Henri Richard has served as a director of the Company since April 2006. Since September 2007, Mr. Richard has served as Senior Vice President, Chief Sales and Marketing Officer at Freescale Semiconductor, Inc. (“Freescale”). Prior to joining Freescale in September 2007, Mr. Richard was Executive Vice President, Chief Sales and Marketing Officer at Advanced Micro Devices, Inc. (“AMD”), where his duties included oversight of the company’s global field sales and support organization, corporate marketing, and go-to-market activities for all AMD customer segments, including commercial, consumer and innovative solutions groups, and the company’s 50x15 digital inclusion initiative. Mr. Richard joined AMD in April 2002 as Group Vice President, Worldwide Sales. He was promoted to Senior Vice President in May 2003 and was appointed as Executive Vice President and Chief Sales and Marketing Officer in February 2004. Prior to joining AMD, Mr. Richard was Executive Vice President of Worldwide Field Operations at WebGain, Inc., a privately held provider of Java software for Fortune 500 companies. Before WebGain, he was vice president of Worldwide Sales and Support for IBM’s Technology Group. Mr. Richard has also held senior executive positions with several notable companies in the U.S. and Europe, including tenures as President of the Computer Products Group at Bell Microproducts, Executive Vice President at Karma International, and Vice President at Seagate Technology/Conner Peripherals. Among other things, Mr. Richard brings extensive experience as an executive officer in the semiconductor industry, in particular in the areas of sales and marketing and market analysis, to the Company’s Board of Directors.

Rick Timmins has served as a director of the Company since August 2000, and he also serves as the Board’s Lead Outside Director. Since April 2009, Mr. Timmins has served as a Venture Partner and investor with G-51 Capital, a seed-stage venture capital firm that invests in the software, hardware, Internet, and clean technology sectors. From January 1996 until April 2008, Mr. Timmins served as Vice-President of Finance for Cisco Systems, Inc. Since January 2010, Mr. Timmins has served as a member of the board of directors of IRIS International, Inc., a company that designs, develops, manufactures and markets in-vitro diagnostic products, consumables and supplies for urinalysis and body fluids. Mr. Timmins serves as a member of the audit committee of IRIS International. Since April, 2010 Mr. Timmins has served as a member of the board of directors of Socialware, a privately held company that provides a social middleware platform. In January, 2011 Mr. Timmins joined the board of directors of Nexersys, a privately held company that provides personal fitness exercise equipment. Mr. Timmins served as a member of the board of directors of Transmeta Corporation, a developer of computing, microprocessing and semiconductor technologies, from May 2003 until January 2009, and was the chairman of the audit committee of Transmeta’s board of directors between May 2003 and January 2009. He also served as a member of the board of directors of Treaty Oak Bancorp, Inc., a local community bank in Austin, Texas from December 2008 to February 2011. Mr. Timmins holds a B.S. degree in accounting and finance from the University of Arizona and an M.B.A. degree from St. Edward’s University. Among other things, Mr. Timmins brings extensive finance experience as well as technology industry experience to the Company’s Board of Directors.

Ben Tsai has served as a director of the Company since October 2009 and also serves as a member of the Company’s technical advisory board. Dr. Tsai has served as executive vice president, and chief technology officer and corporate alliances for KLA-Tencor Corporation, the world’s leading supplier of yield management and process control solutions for the semiconductor manufacturing and related industries, since October 2006. At KLA-Tencor, Dr. Tsai has previously served as group vice president and chief technology officer of systems of KLA, and general manager for the Wafer Inspection Division. Prior to the merger between KLA Instruments and Tencor Instruments in 1997, Dr. Tsai filled the post of chief technology officer at KLA Instruments as well as numerous executive positions in the company’s Wafer Inspection Division. From 2005 to 2006, Dr. Tsai served as senior vice president and executive officer of technology at Tokyo Electron Limited, a leading supplier of semiconductor production equipment. Dr. Tsai has served on the board of directors of Varian Semiconductor Equipment Associates, Inc, since May 2008, and Dr. Tsai serves on the compensation committee, audit committee, nominating and governance committee and technology and growth committee of its board of directors. Dr. Tsai holds more than 30 patents in the areas of inspection and metrology. Dr. Tsai received his bachelor’s degree in electrical engineering from the National Taiwan University and a master’s degree and Ph.D. in electrical engineering from the University of Illinois at Urbana-Champaign. Among other things, Dr. Tsai brings extensive technological experience, knowledge and background in the semiconductor and related fields, as well as international business experience in particular in Asia, to the Company’s Board of Directors.

2.	A proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011 was approved by the vote of 23,642,170 shares for; 168,819 shares against; 4,403 shares abstained; and 0 broker non-votes.

3.	A proposal to approve certain amendments to the Company’s 1993 Stock Option/Stock Issuance Plan, including an amendment to increase the number of shares reserved for issuance under the plan, was approved by the vote of 13,405,392 shares for; 7,986,570 shares against; 19,154 shares abstained; and 2,404,276 broker non-votes.

4.	A proposal to approve an advisory resolution regarding executive compensation was approved by the vote of 19,296,892 shares for; 2,003,510 shares against; 110,714 shares abstained; and 2,404,276 broker non-votes.

5.	The Company’s stockholders, by an advisory vote on the frequency of the advisory vote on executive compensation, voted to advise the Company to hold the advisory vote on executive compensation every year by the vote of 19,696,626 shares for an annual frequency; 31,841 shares for a two year frequency; 1,585,920 shares for a three year frequency; 96,729 shares abstained; and 2,404,276 broker non-votes.

The proposals above are described in detail in our definitive proxy statement filed with the SEC on June 6, 2011 for the Annual Meeting of Stockholders held on July 19, 2011.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Ultratech, Inc. 1993 Stock Option/Stock Issuance Plan (Amended and Restated as of May 31, 2011).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: July 25, 2011

ULTRATECH, INC.

By:	/s/ Bruce R. Wright
Bruce R. Wright
Senior Vice President, Finance and Chief Financial Officer (Duly Authorized Officer and Principal Financial and Accounting Officer

Exhibit Index

Exhibit	Description

10.1	Ultratech, Inc. 1993 Stock Option/Stock Issuance Plan (Amended and Restated as of May 31, 2011).

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